UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street NW, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2020, Mr. David Roff, a member of the Board of Directors Deep Well Oil & Gas, Inc. (the "Corporation") submitted his notice of resignation to the Corporation. Mr. Roff did not advise the Corporation of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies, or practices. On May 11, 2020, the Corporation acknowledged and accepted Mr. Roff’s resignation.

Item 8.01	Other Events

On March 11, 2020, the World Health Organization assessed and characterized the novel coronavirus disease (“COVID-19) as a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the Canada and the United States, have imposed unprecedented, but not limited to, restrictions on travel, social gathering, and business closures.

To help stop the spread of COVID-19 and to minimize the exposure risk of the Corporation’s employees and executive officers the Corporation has been strictly following the recommendations of the Alberta health authority which include the mandatory requirements regarding social distancing by implementing a work from home strategy. Working from home has had several disadvantages that has adversely affected the efficiency of the Corporation’s preparation and completion of its consolidated financial statements resulting in delays caused by limited access to physical files, obtaining required signatures remotely, and setting up accounting and computer systems for employees to work from home. As a result of these delays, caused by the COVID-19 outbreak, the Corporation is filing this Current Report on Form 8-K for the purpose of applying for an extension to file its Quarterly Report on Form 10-Q for the period ending March 31, 2020, originally due to be filed on May 15, 2020, under an order issued by the Securities and Exchange Commission (the "SEC") on March 25, 2020 Release No. 34-88465 (which extended and superseded a prior order issued on March 4, 2020 Release No. 34-88318) pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the "Order"), regarding exemptions granted to certain public companies to extend its filing deadline by 45-days.

The Corporation continues to dedicate significant resources to the preparation of its consolidated financial statements for the period ending March 31, 2020. Under the Order the Corporation currently anticipates filing its Quarterly Report on Form 10-Q and its related XBRL documents for the period ending March 31, 2020 on or before the extended 45-day deadline of June 29, 2020.

In addition, the Corporation is supplementing the risk factors previously disclosed in the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2019 and its subsequent Quarterly Reports on Form 10-Q, with the following risk factor:

The outbreak of health epidemics and pandemics, including COVID-19, could adversely affect our business, financial condition, and results of operations. Health epidemics and pandemics could and have spread across the globe and could and have impacted worldwide economic activity, including the global demand for oil, natural gas and the price for heavy oil. Health epidemics and pandemics, including the COVID-19, can cause certain risks in which we or our employees, contractors, suppliers, customers and joint venture partners may be prevented from conducting business activities for an indefinite period of time, due to restrictions that may be requested or mandated by governmental authorities, which include quarantines that restrict or prohibit employees from going to work. The ongoing spread of COVID-19 and mitigation measures to prevent its spread, along with a decline in oil prices, could have a material adverse effect on our business, financial condition, results of operations and our ability to raise funds.

For a full description of risks and uncertainties, see the sections entitled “Risk Factors” and “Environmental Laws and Regulations” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC and the ASC on SEDAR on January 13, 2020. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. Any forward-looking statement speaks only as of the date on which it was made and, except as required by law, the Corporation disclaims any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent reports on Forms 10-K, 10-Q, 8-K and any other SEC filing or amendments thereto should be consulted.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: May 14, 2020	By:	/s/ Curtis Sparrow
Mr. Curtis J. Sparrow, P.Eng., MBA
Chief Financial Officer and Corporate Secretary

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